July 26, 2007

James M. Craig

Chief Financial Officer

Interim President and Chief Executive Officer

Varsity Group Inc.

Re: Second Amendment to Employment Agreement

Dear Jim:

The letter agreement (this "Agreement") shall serve as the second amendment to your employment agreement dated May 16, 2006 with Varsity Group Inc. (your "Employment Agreement"). Defined term shall have the same meanings provided for in the Employment Agreement.

Effective as of the date hereof, you have agreed to serve as Chief Executive Officer of the Company reporting directly to the board of directors of the Company.

Your current salary shall increase from Two Hundred Twenty Five Thousand Dollars ($225,000) to Two Hundred Fifty Thousand Dollars ($250,000) retroactive to July 1, 2007.

For purposes of the Employment Agreement and any amendment thereto, a "change of control" shall be deemed to be occasioned by, or to include, (A) the acquisition of the Company by another entity by means of any transaction or series of transactions (including without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation), unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition (by virtue of securities issued as consideration for the Corporation's acquisition) hold at least 50% of the voting power of the surviving or acquiring entity; or (B) sale of all or substantially all of the assets of the Company.

The severance benefits described in Section 7(c) of the Employment Agreement are increased from a period of six months to a period of twelve months.

You agree that your Employment Agreement, this Amendment as of the date hereof and the amendment dated November 17, 2006 constitute the entire agreement between you and Company with respect to your employment with the Company, and agree that the terms of your Employment Agreement and the amendment dated November 17, 2006 shall be incorporated herein as if restated in full. Please confirm your agreement by signing and counterpart to this letter.

Very truly yours,

Varsity Group Inc.

By: _/s/ Eric Kuhn_______________

Name: Eric Kuhn

Title: Board Chairman

Confirmed and Agreed:

__/s/ James Craig_______________

James M. Craig

Title: Chief Executive Officer